EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Hines Nurseries, Inc. of our report dated March 26, 2003, except for the second paragraph of Note 15 as to which the date is September 10, 2003 relating to the financial statements of Hines Horticulture, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Orange County, California
November 25, 2003